U.S. PB Agreement

This U.S. PB Agreement (including all terms, schedules, supplements and exhibits attached hereto, this "Agreement") is entered into between the customer specified below ("Customer") and BNP Paribas Prime Brokerage, Inc. ("BNPP PB, Inc.") on behalf of itself and as agent for the BNPP Entities (as defined in the Account Agreement attached as Exhibit A hereto). The Agreement sets forth the terms and conditions on which BNPP PB, Inc. will transact business with Customer. Customer and BNPP PB, Inc., on behalf of itself and as agent for the BNPP Entities, have also entered into the Account Agreement.
All terms, provisions and agreements set forth in the agreement listed below are hereby incorporated herein by reference with the same force and effect as though fully set forth herein, all of which taken together shall constitute a single, integrated agreement. All capitalized terms not defined herein shall have the respective meanings assigned to them in the Account Agreement.
(a) Account Agreement, attached as Exhibit A hereto;
IN WITNESS WHEREOF, the parties have caused this U.S. PB Agreement Agreement to be duly executed and delivered as of June 18, 2010.

Addresses for Notices to Customer
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Exhibit A to U.S. PB Agreement - Account Agreement

This account agreement (including all schedules attached hereto, this "Account Agreement") is entered into between Customer and BNP PARIBAS PRIME BROKERAGE, INC. ("BNPP PB, Inc."), on behalf of itself and as agent for the BNPP Entities. This Account Agreement is incorporated as an exhibit to the U.S. PB Agreement (the "Agreement") and sets forth the terms and conditions on which BNPP PB, Inc. will open and maintain accounts (the "Accounts") for cash loans and other products or services and otherwise transact business with Customer. Certain capitalized terms used in this Agreement are defined in Section 18.

1.
Collateral Maintenance, Repayment of Financing - The provisions of this Subsection shall apply except to the extent any such provisions contravene the Committed Facility Agreement. Customer will at all times maintain in, and upon written or oral demand furnish to, the Accounts, or otherwise provide to the BNPP Entities in a manner satisfactory to the BNPP Entities, assets of the types and in the amounts required by the BNPP Entities in accordance with the terms of the outstanding Contracts ("Deliverable Collateral"). Immediately upon written or oral demand by BNPP PB, Inc., Customer shall pay to BNPP PB, Inc. in immediately available U.S. funds any principal balance of, accrued unpaid interest on, and any other Obligation owing in respect of, any Account.

2.	Security Interest -

(a)
Grant of Security Interest. Customer hereby assigns and pledges to the BNPP Entities all Collateral, and Customer hereby grants a continuing first priority security interest therein, a lien thereon and a right of set off against any Collateral, and all such Collateral shall be subject to a general lien and a continuing first security interest, in each case securing the discharge of all Obligations, Contracts with BNPP Entities and liabilities of Customer to the BNPP Entities hereunder and thereunder, whether now existing or hereafter arising and irrespective of whether or not the BNPP Entities have made advances in connection with such Collateral, and irrespective of the number of accounts Customer may have with the BNPP Entities, and of which BNPP Entity holds such Collateral.

(b)
No other Liens. All Collateral delivered to a BNPP Entity shall be free and clear of all prior liens, claims and encumbrances (other than liens solely in favor of the BNPP Entities), and Customer will not cause or allow any of the Collateral, whether now owned or hereafter acquired, to be or become subject to any liens, security interests, mortgages or encumbrances of any nature other than security interests solely in the BNPP Entities' favor. Furthermore, Collateral consisting of securities shall be delivered in good deliverable form (or the BNPP Entities shall have the power to place such securities in good deliverable form) in accordance with the requirements of the primary market or markets for such securities.

(c)
Perfection. Customer shall execute such documents and take such other actions as the BNPP Entities shall reasonably request in order to perfect the BNPP Entities' rights with respect to any such Collateral. Without limiting the generality of the foregoing, Customer agrees to record the security interests granted hereunder in any internal or external register of mortgages and charges maintained by or with respect to Customer under Applicable Law. Customer shall pay the fees for any filing, registration, recording or perfection of any security interest contemplated by this Agreement and pay, or cause to be paid, from the Accounts any and all Taxes imposed on the Collateral by any authority (except such Taxes which are being diligently contested in good faith by appropriate proceedings ("Contested Taxes'')); provided Customer has provided notice in writing of the amount of any Contested Taxes; and provided further that the BNPP Entities shall adjust the value of Collateral for any Contested Taxes. In addition, Customer appoints the BNPP Entities as Customer's attorney-in-fact to act on Customer's behalf to sign, seal, execute and deliver all documents, and do all acts, as may be required, or as a BNPP Entity shall determine to be advisable, to perfect the security interests created hereunder in, provide for a BNPP Entity to have control of, or realize upon any rights of a BNPP Entity in, any or all of the Collateral, as expressly permitted under this Agreement, (including without limitation as permitted under Section 8(a) herein) and/or the Committed Facility Agreement. The BNPP Entities and Customer each acknowledge and agree that each account maintained by a BNPP Entity to which any Collateral is credited is a "securities account" within the meaning of Article 8 of the Uniform Commercial Code, as in effect in the State of New York (the "NYUCC"), and all property and assets held in or credited from time to time to such an account (other than any commodity contract (as defined in Section 9- 115 of the NYUCC) shall be treated as a "financial asset" for purposes of Article 8 of the NYUCC, provided that any such account may also be a "deposit account" (within the meaning of Section 9-102(a)(29) of the NYUCC) or a "commodity account" (within the meaning of Section 9-102(a)(14) of the NYUCC). Each BNPP Entity represents and warrants that it is a "securities intermediary" within the meaning of Article 8 of the NYUCC and is acting in such capacity with respect to each such account maintained by it.

(d)
Effect of Security Interest. The BNPP Entities' security interest in the Collateral shall (i) remain in full force and effect until the payment and performance in full of Customer's Obligations, (ii) be binding upon Customer, its successors and permitted assigns, and (iii) inure to the benefit of, and be enforceable by, the BNPP Entities and their respective successors, transferees and assigns.

(e)
Contract Status. The parties acknowledge that this Agreement and each Contract entered into pursuant to this Agreement are each a "securities contract", "swap agreement," "forward contract," or "commodity contract" within the meaning of the United States Bankruptcy Code (Title 11 of the United States Code) (the "Bankruptcy Code") and that each delivery, transfer, payment and grant of a security interest made or required to be made hereunder or thereunder or contemplated hereby or thereby or made, required to be made or contemplated in connection herewith or therewith is a "transfer" and a "margin payment" or a "settlement payment" within the meaning of Sections 362(b)(6),(7),(17) and/or (27) and Sections 546(e), (f), (g) and/or (j) of the Bankruptcy Code. The parties further acknowledge that this Agreement is a "master netting agreement" within the meaning of the Bankruptcy Code and a "netting contract" within the meaning of the Federal Deposit Insurance Corporation Improvement Act of 1991.

3.	Maintenance of Collateral -

(a)
General. Each BNPP Entity that holds Collateral holds such Collateral for Itself and also as agent and bailee for any other applicable BNPP Entity. Except where otherwise required by Applicable Law or where adverse regulatory capital, reserve or other similar costs ("Adverse Costs") would thereby arise, the security interests of the BNPP Entities in any Collateral shall rank in such order of priority as the BNPP Entities may agree from time to time; provided, however, that BNPP PB, Inc. shall have first priority interest in the assets that it holds other than assets held in a cash account. In the event that a BNPP Entity is obliged by Applicable Law to maintain a first priority lien, or where such BNPP Entity would suffer Adverse Costs If it did not maintain a first priority lien, such BNPP Entity's interest in the applicable Collateral shall have priority over that of the other BNPP Entity to the extent required to satisfy the requirements of Applicable Law or avoid such Adverse Costs. In the event that both BNPP Entities are so obliged to maintain a first priority lien, or would suffer Adverse Costs if they did not maintain a first priority lien, the BNPP Entities shall determine among themselves the priority of their respective interests in the relevant Collateral. Notwithstanding anything herein to the contrary, except as otherwise agreed among the BNPP Entities, the security interest of the BNPP Entities in any Collateral consisting of the Customer's right, title or Interest in, to or under any Contract shall be subject to any enforceable right of setoff or netting (including, without limitation, any such right granted pursuant to Section 8 hereof) that a BNPP Entity that is party to such Contract may have with respect to the obligations of the Customer to such BNPP Entity (whether arising under such Contract or any other Contract).

(b)
Transfers of Collateral between Accounts. Customer agrees that the BNPP Entities, at any time, at either BNPP Entity's discretion and without prior notice to Customer, may use, apply, or transfer any and all Collateral interchangeably between the BNPP Entities in any accounts in which Customer has an interest. With respect to Collateral pledged principally to secure Obligations under any Contract, the BNPP Entities shall have the right, but in no event the obligation, to apply all or any portion of such Collateral to Customer's Obligations to either of the BNPP Entities under any other Contract, to transfer all or any portion of such Collateral to secure Customer's Obligations to either of the BNPP Entities under any other Contract or to release any such Collateral. Under no circumstances shall any Collateral pledged principally to secure Obligations to either of the BNPP Entities under any Contract be required to be applied or transferred to secure Obligations to either of the other BNPP Entities or to be released if (i) either BNPP Entity determines that such transfer would render It undersecured with respect to any Obligations, (ii) an event of default has occurred with respect to Customer under any Contract or Obligation or (iii) any such application, transfer or release would be contrary to Applicable Law. The BNPP Entities shall not transfer Collateral from any account in which Customer has an interest to satisfy a deficit in another such account, unless the first account has an excess of Collateral and such transfer would not cause a deficit in the first account.

(c)
Control bv BNPP Entities. Each BNPP Entity that (i) is the securities intermediary in respect of any securities account constituting Collateral, or to which any Collateral is credited or in which any Collateral is held or carried, agrees that it will comply with entitlement orders originated by the other BNPP Entity with respect to any such securities account or Collateral without any further consent by Customer, (ii) is the bank in respect of any deposit account constituting Collateral, or to which any Collateral is credited or in which any Collateral is held or carried, agrees with Customer and the other BNPP Entity (which so agrees with it) that it will comply with instructions originated by the other BNPP Entity directing disposition of the funds in such deposit account without further consent by Customer and (iii) is the commodity intermediary in respect of any commodity contract or commodity account constituting Collateral, or any commodity account to which any Collateral is credited or in which any Collateral is held or carried, agrees with Customer and the other BNPP Entity (which so agrees with it) that it will apply any value on account of any such Collateral as directed by the other BNPP Entity without further consent by Customer. Customer hereby consents to the foregoing agreements of the BNPP Entities. Each of the BNPP Entities that is the securities intermediary, commodity intermediary or bank with respect to any such securities, commodity or deposit account or any such commodity contract represents and warrants that it has not, and agrees that it will not, agree to comply with entitlement orders, directions or instructions concerning any such account or any security entitlements, financial assets, commodity contracts or funds credited thereto or held or carried thereon that are originated by any person other than (i) a BNPP Entity or (ii) (until a BNPP Entity shall have given a "notice of sole control") Customer. Each BNPP Entity hereby notifies the other BNPP Entity of its security interest in, and the assignment by way of security to it of, the Collateral. Each BNPP Entity acknowledges such notice from the other BNPP Entity and each BNPP Entity and Customer consent to the security interest granted by this Section.

4.	Rehypothecation -

(a)
General. Customer expressly grants the BNPP Entities the right, to the fullest extent that it may effectively do so under Applicable Law, and without further notice to Customer, (i) to pledge, repledge, hypothecate, rehypothecate, sell, lend, or otherwise transfer or use Collateral as principal (and not as agent of Customer), with all attendant rights of ownership (including the right to vote the securities or to provide consent or take any similar action with respect thereto) and without retaining in their possession and control a like amount of similar Collateral and (ii) to use or invest the proceeds of any securities lending transaction at its own risk. For the avoidance of doubt, Customer hereby grants the BNPP Entities its consent to hypothecate Its securities for the purposes of Rule 5c2-1(a)(1) of the Securities Exchange Act of 1934 (the "Exchange Act").

(b)
Collateral Return. BNPP PB, Inc. will return rehypothecated Collateral to Customer within the ordinary settlement cycle for such securities upon (i) the removal or transfer by Customer of the securities from the Special Custody Account or (ii) five Business Days' prior notice from Customer. For the purposes of the return of any Collateral to Customer, the BNPP Entities' return obligations shall be satisfied by delivering securities or other financial assets of the same issuer, class and quantity as the Collateral initially transferred.

(c)
Rehypothecation Excess: Distribution: Delivery Failure. Rehypothecation of Customer's collateral shall be subject to the following: (i) if as of the close of business on any Business Day the value of all outstanding rehypothecated Collateral exceeds the Outstanding Debit Financing (as defined in the Committed Facility Agreement) (such excess amount, the "Rehypothecation Excess"), the applicable BNPP Entity shall, at its option, either (A) reduce the amount of outstanding rehypothecated Collateral so that the total value of rehypothecated Collateral does not exceed the Outstanding Debit Financing or (B) deliver to, and maintain within, the Special Custody Account an amount of cash at least equal to any Rehypothecation Excess (for the avoidance of doubt, if there is no Rehypothecation Excess, the BNPP Entities can recall any cash delivered hereunder); (ii) to the extent the BNPP Entities receive any distributions (including dividends or coupons) on the rehypothecated Collateral, the BNPP Entities shall deliver such distributions to the Special Custody Account; and (iii) if the BNPP Entities are unable to return securities of the same issuer, class and quantity as the Collateral initially transferred, the Customer may elect by three Business Days' notice to reduce its overall debit by the value of the rehypothecated Collateral unable to be returned, in which case the BNPP Entities' obligation to return a like amount of the rehypothecated Collateral shall terminate.

5.
Representations and Warranties of Customer - Customer (and, if a person or entity is signing this Agreement on behalf of Customer, such person or entity) hereby represents and warrants as of the date hereof, which representations and warranties will be deemed repeated on each date on which this Agreement is in effect, that:

(a)
Due Organization; Organizational Information. Customer is duly organized and validly existing under the laws of the jurisdiction of its organization; Customer's jurisdiction of organization, type of organization, place of business (if it has only one place of business) or chief executive office (if it has more than one place of business) and organizational identification number are, in each case as set forth on the cover page hereof or as shall have been notified to BNPP PB, Inc. not less than 30 days prior to any change of such information; and unless Customer otherwise informs BNPP PB, Inc. in writing, Customer does not have any place of business in the United Kingdom.

(b)
Non-Contravention; Compliance with Applicable Laws. Customer is and will at all times be, in compliance with (i) Applicable Law that relates to (a) felonies, (b) fraud, (c) the conduct of Customer's business or (d) activities related to the securities industry (except in the case of (c) or (d), where the failure to do so would not have a material adverse effect on Customer or its ability to perform under the Contracts, as reasonably determined by the BNPP Entities), (ii) all material orders and awards binding on Customer or its property, (iii) Customer's internal documents and policies (including organizational documents) (except where such failure would not have a material adverse effect on Customer or its ability to perform under the Contracts, as reasonably determined by the BNPP Entities), and (iv) all material contracts (including this Agreement) or other instruments binding on or affecting Customer or any of its property. Further, Customer maintains adequate controls to be reasonably assured of such compliance. Except as previously disclosed in Customer's public filings, there are and have been no criminal or governmental enforcement proceedings, investigations, or other litigation pending or, to Customer's knowledge, threatened which relate to (a) felonies, (b) fraud, (c) activities related to the conduct of Customer's business or, to Customer's knowledge, the business of Customer's investment advisers or (d) activities related to the security industry to which Customer or any Related Person is a party or to which any of the properties of Customer or any Related Person is subject. Further, to Customer's knowledge the education, employment and other qualifications for the officers for the Customer in the prospectus provided to any investors or otherwise made available by the Customer are correct and complete.

(c)
Full Power. Customer has full power and is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. Customer has full power to enter into and engage in any and all transactions (i) in any Account with a BNPP Entity or (ii) that is subject to this Agreement. Further, this Agreement has been duly executed and delivered by Customer, and constitutes a valid, binding and enforceable agreement of Customer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity.

(d)
No Consent. No consent of any person and no authorization or other action by, and no notice to, or filing with, any governmental authority or any other person is required that has not already been obtained (i) for the due execution, delivery and performance by Customer of this Agreement; or (ii) for the exercise by the BNPP Entities of the rights or remedies provided for in this Agreement, including rights and remedies in respect of the Collateral.

(e)
No Prior Lien. Customer is the lawful owner of all Collateral, free and clear of all liens, claims, encumbrances and transfer restrictions, except such as are created under this Agreement, other liens in favor of a BNPP Entity, and Customer will not cause or allow any of the Collateral, whether now owned or hereafter acquired, to be or become subject to any liens, security interests, mortgages or encumbrances of any nature other than those in favor of the BNPP Entities. No person (other than a BNPP Entity) has an interest in any Account or any other accounts of Customer with the BNPP Entities, any Collateral or other assets or property held therein or credited thereto or any other Collateral. Unless Customer has notified BNPP PB, Inc. to the contrary, none of the Collateral are "restricted securities" as defined in Rule 144 under the Securities Act of 1933.

(f)
ERISA. The assets of Customer are not and will not be assets of (i) an "employee benefit plan" that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) a "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), (iii) a person or entity the underlying assets of which include plan assets by reason of Department of Labor Regulation Section 2510.3- 101 or otherwise, or (iv) a "governmental plan" as defined in Section 3(32) of ERISA or a "church plan" as defined in Section 3(33) of ERISA that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

(g)
Market Timing. Customer does not presently engage in and will not engage in any Market- Timing Trading Activity, and Customer will not use the proceeds of any financing in furtherance of any Market-Timing Trading Activity. Customer does not presently engage in and will not engage in any transactions and does not and will not cause any person to engage in any transactions, that would constitute, for any party to such transactions, a violation of (i) Rule 22c-1 of the Investment Company Act or (ii) analogous Applicable Law relating to the timing of purchases, sales and exchanges of non-U.S. mutual funds, non-U.S. unit trusts or analogous non-U.S. investment vehicles. Customer will not use the proceeds of any financing to invest, whether directly or indirectly, in Market-Timing Investment Entities and Customer is, and at all times will be, in compliance with (i) Investment Company Act Rule 22c-1 in connection with the purchase, sale and exchange of all U.S. mutual funds and (ii) all analogous Applicable Law relating to the timing of purchases, sales and exchanges of non-U.S. mutual funds, non-U.S. unit trusts or analogous non-U.S. investment vehicles. To the extent that Customer learns that Customer has invested in a Market-Timing Investment Entity, Customer shall immediately notify BNPP PB, Inc. of such investment, including the name of each such Market-Timing Investment Entity and the amount of the investment, as well as Customer's plan to divest Customer's investment in such entity in a timely manner, and Customer shall immediately commence such divestment and complete the same in a timely manner.

(h)
Information Provided by Customer: Financial Statements. Any information provided by Customer to a BNPP Entity in connection with this Agreement is correct and complete, in all material respects, and Customer agrees promptly to notify the relevant BNPP Entity if there is any material change with respect to any such information. Customer's financial statements or similar documents previously or hereafter provided to the BNPP Entities (i) do or will fairly present the financial condition of Customer as of the date of such financial statements and the results of its operations for the period for which such financial statements are applicable, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied and, (iii) if audited, have been certified without reservation by a firm of independent public accountants. Customer will promptly furnish to the relevant BNPP Entity any information (including financial information) about Customer upon such BNPP Entity's reasonable request.

(i)
Anti-Money Laundering. In each case, to the best of Customer's knowledge, none of Customer, any person controlling or controlled by Customer, or any person for whom Customer acts as agent or nominee in connection herewith is: (A) an individual or entity, country or territory, that is named on a list issued by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC"), or an individual or entity that resides, is organized or chartered, or has a place of business, in a county or territory subject to OFAC's various sanctions/embargo programs; (B) a resident in, or organized or chartered under the laws of (1) a jurisdiction that has been designated by the Secretary of the Treasury under the USA PATRIOT Act as warranting special measures and/or as being of primary money laundering concern, or (2) a jurisdiction that has been designated as non-cooperative with international anti-money laundering principles by a multinational or inter-governmental group such as the Financial Action Task Force on Money Laundering ("FATF") of which the United States is a member; (C) a financial institution that has been designated by the Secretary of the Treasury as warranting special measures and/or as being of primary money laundering concern; (D)a "senior foreign political figure," or any "immediate family" member or "close associate" of a senior foreign political figure, in each case within the meaning of Section 5318(i) of Title 31 of the United States Code or regulations issued thereunder; or (E) a prohibited "foreign shell bank" as defined in Section 5318(j) of Title 31 of the United States Code or regulations issued thereunder, or a U.S. financial institution that has established, maintains, administers or manages an account in the U.S. for, or on behalf of, a prohibited "foreign shell bank."

6.	Short Sales - Customer agrees to comply with Applicable Law relating to short sales, including but not limited to any requirement that Customer designate a sale as "long" or "short."

7.
No Obligation - Customer agrees that BNPP PB, Inc. shall be under no obligation to effect or settle any trade on behalf of Customer and that BNPP PB, Inc. reserves the right at any time to place a limit on the type or size of transactions which are to be settled and cleared by BNPP PB, Inc.. For the avoidance of doubt, no BNPP Entity is required to extend, renew or "roll-over" any Contract or transaction including, but not limited to, any Contract executed on an "open" basis or demand basis with Customer, notwithstanding past practice or market custom.

8.	Events of Default; Setoff -

(a)
Events of Default. The following shall apply only to the extent the Committed Facility Agreement has been terminated or the commitment therein has expired, (i) In the event of default by Customer on any Obligation under any transaction or contract or a default, event of default, declaration of default, termination event, exercise of default remedies, or other similar condition or event under any transaction or contract (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event or Specified Condition under an ISDA Master Agreement between Customer and a BNPP Entity, affiliate of a BNPP Entity or a third party entity, if applicable) in respect of Customer or any guarantor or credit support provider of Customer, (ii) if Customer shall become bankrupt, insolvent, or subject to any bankruptcy, reorganization, insolvency or similar proceeding or all or substantially all its assets become subject to a suit, levy, enforcement, or other legal process where a secured party maintains possession of such assets, has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger), seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, has a secured party take possession of all or substantially all its assets, or takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts, (iii) if any representation or warranty made or deemed made by Customer under the Agreement proves false or misleading when made or deemed made or (iv) if for any reason any BNPP Entity deems it necessary in its commercially reasonable discretion for its protection (each of the foregoing, an "Event of Default"), the BNPP Entities are hereby authorized, in their discretion, to take Default Action. If a BNPP Entity elects to sell any Collateral, buy in any property, or cancel any orders upon an Event of Default, such sale, purchase or cancellation may be made on the exchange or other market where such business is then usually transacted, or at public auction or at private sale, without advertising the same and without any notice of the time or place of sale to Customer or to the personal representatives of Customer, and without prior tender, demand or call of any kind upon Customer or upon the personal representatives of Customer, all of which are expressly waived. The BNPP Entities may purchase or sell the property to or from a BNPP Entity or third parties in whole or in any part thereof free from any right of redemption, and Customer shall remain liable for any deficiency. A prior tender, demand or call of any kind from the BNPP Entities, or prior notice from the BNPP Entities, of the time and place of such sale or purchase shall not be considered a waiver of the BNPP Entities' right to sell or buy any Collateral at any time as provided herein.

(b)
Close-out. Upon the Close-out of any Contract, the Close-out Amount for such Contract shall be due. If, however, Applicable Law would stay or otherwise impair the enforcement of the provisions of this Agreement or any Contract upon the occurrence of an insolvency related Close-out or Event of Default, then Close-out shall automatically occur immediately prior to the occurrence of such insolvency related Close-out or Event of Default.

(c)
Setoff. At any time and from time to time, the BNPP Entities are hereby authorized, in their discretion, to set off and otherwise apply any and all of the obligations of a BNPP Entity then due to Customer against any and all Obligations of Customer then due to the BNPP Entities (whether at maturity, upon acceleration or termination or otherwise). Without limiting the generality of the foregoing, upon the occurrence of the Close-out of any Contract, each BNPP Entity shall have the right to net the Close-out Amounts due from it to Customer and from Customer to it, so that a single settlement payment (the "Net Payment") shall be payable by one party to the other, which Net Payment shall be immediately due and payable (subject to the other provisions hereof and of any Contract); provided that if any Close-out Amounts may not be netted against all other Close-out Amounts, such excluded Close-out Amounts shall be netted among themselves to the fullest extent permitted under Applicable Law. Upon the occurrence of a Close-out, each BNPP Entity may also (i) liquidate, apply and set off any or all Collateral against any Net Payment, payment, or Obligation owed to it or the other BNPP Entity under any Contract and (ii) set off and net any Net Payment, payment or obligation owed by it or the other BNPP Entity under any Contract against (x) any or all collateral or margin (or the Cash value thereof) posted by it or the other BNPP Entity to Customer under any Contract and (y) any Net Payment, payment or Obligation owed by Customer to a BNPP Entity (whether mature or unmatured, fixed or contingent, liquidated or unliquidated).

(d)
Reinstatement of Obligations. If the exercise of any right to reduce and set-off pursuant to this Agreement shall be avoided or set aside by a court or shall be restrained, stayed or enjoined under Applicable Law, the obligations in respect thereof shall be reinstated or, in the event of restraint, stay or injunction, preserved in at least the amounts as of the date of restraint, stay or injunction between the BNPP Entities, on the one hand, and Customer on the other, until such time as such restraint, stay or injunction shall no longer prohibit exercise of such right.

(e)
BNPP Entity Consent. No BNPP Entity shall make any payment to Customer in respect of a Close-Out Amount without the consent of the other BNPP Entity that has a security interest in such Close-Out Amount.

9.	Indemnity -

(a)
General. Customer agrees to indemnify and hold the BNPP Entities harmless from and fully reimburse the BNPP Entities for any Indemnified Losses. The indemnities under this Section 9 shall be separate from and in addition to any other indemnity under any Contract.

(b)
Delivery Failures. In case of the sale of any security, commodity, or other property by the BNPP Entities at the direction of Customer and the BNPP Entities' inability to deliver the same to the purchaser by reason of failure of Customer to supply the BNPP Entities therewith, Customer authorizes the BNPP Entities to borrow or purchase any such security, commodity, or other property necessary to make delivery thereof. Customer hereby agrees to be responsible for any cost, expense or loss which the BNPP Entities may sustain thereby.

10.	Limitation of Liability -

(a)
General. No BNPP Entity, nor any of their respective officers, directors, employees, agents or counsel, shall be liable for any action taken or omitted to be taken by any of them hereunder or in connection herewith except for the gross negligence or willful misconduct of the applicable BNPP Entity. No BNPP Entity shall be liable for any error of judgment made by it in good faith. The BNPP Entities may consult with legal counsel and any action taken or suffered in good faith in accordance with the advice of such counsel shall be full justification and protection to them.

(b)
Third Parties. The BNPP Entities may execute any of their duties and exercise their rights hereunder by or through agents (which may include affiliates) or employees. No BNPP Entity shall be liable for the acts or omissions of any subcustodian or other agent selected by it with reasonable care. All transactions effected with a third party for Customer shall be for the account of Customer and the BNPP Entities shall have no responsibility to Customer or such third party with respect thereto. Nothing in this Agreement shall create, or be deemed to create, any third party beneficiary rights in any person or entity (including any investor or adviser of Customer), other than the BNPP Entities.

(c)
No Liability for Indirect. Consequential. Exemplary or Punitive Damages: Force Majeure. In no event shall the BNPP Entities be held liable for (i) indirect, consequential, exemplary or punitive damages or (ii) any loss of any kind caused, directly or indirectly, by any Force Majeure Event.

11.	Taxes -

(a)
Withholding Tax. Except as required by Applicable Law, each payment by Customer and all deliveries of Deliverable Collateral or Collateral under this Agreement shall be made, and the value of any Deliverable Collateral or Collateral shall be calculated, without withholding or deducting any Taxes. If any Taxes are required to be withheld or deducted, Customer shall pay such additional amounts as necessary to ensure that the actual net amount received by the BNPP Entities is equal to the amount that the BNPP Entities would have received had no such withholding or deduction been required. Customer will provide the BNPP Entities with any forms or documentation reasonably requested by the BNPP Entities in order to reduce or eliminate withholding tax on payments made to Customer with respect to this Agreement. The BNPP Entities are hereby authorized to withhold Taxes from any payment in delivery made hereunder and remit such Taxes to the relevant taxing authorities to the extent required by Applicable Law.

(b)
Qualified Dividends. Customer acknowledges that, with respect to the reduced U.S. federal income tax rate that applies to dividends received from U.S. corporations and certain foreign corporations by individuals who are citizens or residents of the United States, (i) the individual must satisfy applicable holding period requirements in order to be eligible for the reduced tax rate; (ii) the reduced tax rate does not apply to substitute or "in lieu" dividend payments paid to shareholders by broker-dealers under cash lending or securities lending arrangements which permit the broker-dealers to borrow securities from investors; and (iii) the reduced tax rate may not apply to dividends received from certain corporations, including money market funds, bond mutual funds, and Real Estate Investment Trusts. Customer further acknowledges that although Customer may receive from BNPP PB, Inc. a Form 1099-DIV indicating which dividends may qualify for the reduced tax rate, as required by applicable rules, Customer is responsible for determining which dividends qualify for the reduced tax rate based on Customer's own tax situation.

12.	Notices; Instructions -

(a)
Notices. All notices and other communications provided hereunder shall be (i) in writing and delivered to the address of the intended recipient specified on the cover page hereof or to such other address as such intended recipient may provide or (ii) posted onto the website maintained by the BNPP Entities for Customer or (iii) in such other form agreed to by the parties. All communications sent to Customer, shall be deemed delivered to Customer as of (x) the date sent, if sent via facsimile, email or posted onto the Internet, (y) the date the messenger arrives at Customer's address as set forth on the signature page hereof, if sent via messenger; or (z) the next Business Day if sent via mail, in each case, whether actually received or not. Failure by Customer to object in writing to any communication within five Business Days of delivery shall be deemed evidence, in the absence of manifest error, that such communication is complete and correct.

(b)
Instructions. Notwithstanding anything to the contrary, Customer agrees that the BNPP Entities may rely upon any authorized instructions or any notice, request, waiver, consent, receipt or other document which the BNPP Entities reasonably believe to be genuine and transmitted by authorized persons.

13.
BNPP Entities Are Not Advisers or Fiduciaries - Customer represents that it is capable of assessing the merits (on its own behalf or through independent professional advice), and understands and accepts, the terms and conditions set forth in this Agreement and any transaction it may undertake with the BNPP Entities. Customer acknowledges that (a) no BNPP Entity is (i) acting as a fiduciary for or an adviser to Customer in respect of this Agreement or any transaction it may undertake with the BNPP Entities; (ii) advising it, performing any analysis, or making any judgment on any matters pertaining to the suitability of any transaction, or (iii) offering any opinion, judgment or other type of information pertaining to the nature, value, potential or suitability of any particular investment or transaction, (b) the BNPP Entities do not guarantee or warrant the accuracy, reliability or timeliness of any information that the BNPP Entities may from time to time provide or make available to Customer and (c) the BNPP Entities may take positions in financial instruments discussed in the information provided Customer (which positions may be inconsistent with the information provided) and may execute transactions for themselves or others in those instruments and may provide investment banking and other services to the issuers of those instruments or with respect to those instruments. Customer agrees that (x) it is solely responsible for monitoring compliance with its own internal restrictions and procedures governing investments, trading limits and manner of authorizing investments, and with the Applicable Law affecting its authority and ability to trade and invest and (y) in no event shall any BNPP Entity undertake to assess whether a Contract or transaction is appropriate or legal for Customer.

14.	Litigation in Court, Sovereign Immunity, Service -

(a)
ANY LITIGATION BETWEEN CUSTOMER AND THE BNPP ENTITIES OR INVOLVING THEIR RESPECTIVE PROPERTY MUST BE INSTITUTED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS. EACH PARTY HEREBY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)	ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM OR OTHER LEGAL ACTION IS HEREBY WAIVED BY ALL PARTIES TO THIS AGREEMENT.

(c)
EACH PARTY HERETO, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY WAIVES WITH RESPECT TO ITSELF AND ITS REVENUES AND ASSETS (IRRESPECTIVE OF THEIR USE OR INTENDED USE) ALL IMMUNITY ON THE GROUNDS OF SOVEREIGNTY OR SIMILAR GROUNDS FROM (I) SUIT, (II) JURISDICTION OF ANY COURT, (III) RELIEF BY WAY OF INJUNCTION, ORDER FOR SPECIFIC PERFORMANCE, OR RECOVERY OF PROPERTY, (IV) ATTACHMENT OF ITS ASSETS (WHETHER BEFORE OR AFTER JUDGMENT) AND (V) EXECUTION OR ENFORCEMENT OF ANY JUDGMENT TO WHICH IT OR ITS REVENUES OR ASSETS MIGHT OTHERWISE BE ENTITLED IN ANY ACTIONS OR PROCEEDINGS IN SUCH COURTS, AND IRREVOCABLY AGREES THAT IT WILL NOT CLAIM SUCH IMMUNITY IN ANY SUCH ACTIONS OR PROCEEDINGS.

(d)
CUSTOMER HEREBY CONSENTS TO PROCESS BEING SERVED BY ANY BNPP ENTITY ON CUSTOMER IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE SPECIFIED IN CLAUSE (a) ABOVE BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED AIRMAIL, POSTAGE PRE-PAID, TO CUSTOMER AT THE ADDRESS SET FORTH AFTER CUSTOMER'S SIGNATURE BELOW; SUCH SERVICE SHALL BE DEEMED COMPLETED AND EFFECTIVE AS FROM 30 DAYS AFTER SUCH MAILING. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

15.
Applicable Law, Enforceability - THIS AGREEMENT, ITS ENFORCEMENT, ANY CONTRACT (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY THEREIN), AND ANY DISPUTE BETWEEN THE BNPP ENTITIES AND CUSTOMER, WHETHER ARISING OUT OF OR RELATING TO CUSTOMER'S ACCOUNTS OR OTHERWISE INCIDENTAL TO SUCH ACCOUNTS OR THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK. The parties hereto further agree that (i) the securities intermediary's jurisdiction, within the meaning of Section 8-110(e) of the NYUCC, in respect of any securities account constituting Collateral or to which any Collateral is credited or in which any Collateral is held or carried and in respect of any Collateral consisting of security entitlements; (ii) the bank's jurisdiction, within the meaning of Section 9-304(b) of the NYUCC, in respect of any deposit account constituting Collateral, or to which any Collateral is credited or in which any Collateral is held or carried; and (iii) the commodity intermediary's jurisdiction, within the meaning of Section 9-305(b) of the NYUCC, in respect of any commodity account constituting Collateral, or to which any Collateral is credited or in which any Collateral is held or carried and in respect of any Collateral consisting of commodity contracts, is the State of New York and agree that none of them has or will enter into any agreement to the contrary. Customer and BNPP PB, Inc. agree that, in respect of any Account maintained by BNPP PB, Inc., the law applicable to all the issues specified in Article 2(1) of the "Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (Hague Securities Convention)" is the law in force in the State of New York and agree that none of them has or will enter into any agreement to the contrary.

16.	Modification; Termination; Assignment -

(a)	Modification. Any modification of the terms of this Agreement must be made in writing and executed by the parties to this Agreement.

(b)
Termination. Subject to the Committed Facility Agreement, either BNPP PB, Inc. or Customer may terminate this Agreement upon delivery of written notice to the other party, provided that Customer's termination notice is only effective if it is accompanied by instructions as to the transfer of all property held in the Accounts. Sections 8, 9, 10, 14 and 15 shall survive any termination and Sections 2 and 3 and each representation made hereunder shall survive any termination until such time as no assets remain in the Accounts.

(c)
Assignment. BNPP PB, Inc. may assign its rights hereunder or any interest herein or under any other Contract to any affiliate and otherwise on thirty days prior written notice to an unaffiliated entity. Customer may not assign its rights under or any interest in (i) any Contract without the prior written consent of each BNPP Entity that is a party thereto or (ii) this Agreement, including without limitation its right to any Close-Out Amount, without the prior written consent of each BNPP Entity. Any attempted assignment by Customer in violation of this Agreement shall be null, void and without effect.

17.	Miscellaneous -

(a)
Fees. The provisions of this Subsection shall apply except to the extent any such provisions contravene the Committed Facility Agreement. Customer agrees to pay all brokerage commissions, markups or markdowns in connection with the execution of transactions and other fees for custody and other services rendered to Customer as determined by BNPP PB, Inc.. Customer authorizes the BNPP Entities to pay themselves for fees, commissions, markups and other charges, expenses and Obligations otherwise reimbursable or payable by Customer to such BNPP Entity from any Account.

(b)
Contingency. The fulfillment of the obligations of a BNPP Entity to Customer under any Contract is contingent upon there being no repudiation, Event of Default or Default (as defined in the Committed Facility Agreement), by Customer which has occurred and is continuing under any Contract.

(c)
Conversion of Currencies. The BNPP Entities shall have the right to convert currencies in connection with the effecting of transactions and the exercise of any of their rights hereunder in a commercially reasonable manner.

(d)
Truth-in-Lending Statement. Customer hereby acknowledges receipt of a Truth-in-Lending disclosure statement. Subject to the Committed Facility Agreement, interest will be charged on any debit balances in the Accounts in accordance with the methods described in such statement or in any amendment or revision thereto which may be provided to Customer. Any debit balance which is not paid at the close of an interest period will be added to the opening balance for the next interest period.

(e)
Federal Deposit Insurance Corporation. Unless explicitly stated otherwise, transactions hereunder and funds held in the Accounts (i) are not insured by the Federal Deposit Insurance Corporation or any government agency, (ii) are not deposits or obligations of, or guaranteed by, BNP Paribas or any other bank; and (iii) involve market and investment risks, including possible loss of the principal amount invested.

(f)
USA Patriot Act Disclosure. BNPP PB, Inc., like all financial institutions, is required by Federal law to obtain, verify and record information that identifies each customer who opens an account with BNPP PB, Inc.. When Customer opens an account with BNPP PB, Inc., BNPP PB, Inc. will ask for Customer's name, address, date of birth, government-issued identification number and/or other information that will allow BNPP PB, Inc. to form a reasonable belief as to Customer's identity, such as documents that establish legal status.

(g)
Anti-Money Laundering. Customer understands and acknowledges that the BNPP Entities are, or may in the future become, subject to money laundering statutes, regulations and conventions of the United States or other international jurisdictions, and Customer agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by a BNPP Entity for the purpose of carrying out due diligence as may be required by Applicable Law. Customer agrees that it will provide the BNPP Entities with such information as a BNPP Entity may reasonably require to comply with applicable anti-money laundering laws or regulations. Customer understands, acknowledges and agrees that to the extent permitted by Applicable Law, a BNPP Entity may provide information, including confidential information, to the Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury, or any other agency or instrumentality of the U.S. Government, or as otherwise required by Applicable Law, in connection with a request for information on behalf of a U.S. federal law enforcement agency investigating terrorist activity or money laundering.

(h)
Money Market Funds. Customer agrees that with respect to transactions effected in shares of any money market fund and any other transactions listed in Rule 10b-10(b)(1) of the Exchange Act, BNPP PB, Inc. or another BNPP Entity may provide Customer with a monthly or quarterly written statement pursuant to Rule 10b-10(b) of the Exchange Act in lieu of an immediate confirmation.

(i)
No Waivers. No failure or delay in exercising any right, or any partial exercise of a right will operate as a waiver of the full exercise of that right. The rights provided in the Contracts are cumulative and not exclusive of any rights provided by law.

(j)
Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered will be an original, but all of which counterparts will together constitute one and the same instrument.

(k)
Integration: Severability. This Agreement supersedes all prior agreements as to matters within its scope. To the extent this Agreement contains any provision which is inconsistent with provisions in any other Contract or agreement between Customer and the BNPP Entities, or of which Customer is a beneficiary, the provisions of this Agreement shall control except if such other Contract explicitly states that it is intended to supersede this Agreement by name, in which case such other Contract shall prevail. If any provision of this Agreement is or becomes inconsistent with Applicable Law, that provision will be deemed modified or, if necessary, rescinded in order to comply. All other provisions of this Agreement shall remain in full force and effect. To the extent that this Agreement is not enforceable as to any Contract, this Agreement shall remain in full force and effect and be enforceable in accordance with its terms as to all other Contracts.

(l)
Master Agreement. This Agreement, together with each Contract and any supplements, modifications or amendments hereto or thereto, shall constitute a single business and contractual relationship among the parties with respect to the subject matter hereof.

(m)	Captions. Section designations and captions are provided for convenience of reference, do not constitute a part of this Agreement, and are not to be considered in its interpretation.

(n)	Recording of Conversations. Customer is aware that the BNPP Entities may record conversations between any of them and Customer or Customer's representatives relating to the matters referred to in this

Agreement and Customer has no objection and hereby agrees to such recording.

(o)
Proxy Disclosures. Any attempt to vote securities will be void to the extent that such securities are not in the possession or control of a BNPP Entity, including (i) securities not yet delivered to a BNPP Entity and (ii) securities purchased and not paid for by settlement date. Please be advised that for the purposes of proxy voting, Customer will not be notified that the securities are not in a BNPP Entity's possession or control. Furthermore, no BNPP Entity will notify Customer that a vote was void.

(p)
SIPC. BNPP PB is a member of the Securities Investor Protection Corporation ("SIPC") through which customer accounts are protected in the event of a broker-dealer's insolvency up to $500,000, including a maximum of $100,000 for free cash balances. Neither SIPC nor the additional coverage is the same as or a substitute for FDIC deposit insurance, and they do not protect against declines in the market value of your securities. If you would like to contact the SIPC to obtain a SIPC brochure or to obtain other information about SIPC, you may call SIPC directly at (202) 371-8300 or visit the SIPC website at www.sipc.org.

18.	Certain Definitions -

(a)
 "Applicable Law" means all applicable laws, rules, and regulations, including, without limitation, those of all U.S. and non-U.S., federal, state and local governmental authorities, self-regulatory organizations, markets, exchanges and clearing facilities, in all cases where applicable.

(b)	"BNPP Entities" means BNP Paribas and BNP Paribas Prime Brokerage, Inc. f/k/a Banc of America Finance Sen/ices, Inc..

(c)	"Business Day" means any day other than a Saturday, Sunday or other day on which the New York Stock Exchange is closed.

(d)	"Close-out" means the termination, cancellation, liquidation, acceleration, or other similar action with respect to all transactions under one or more Contracts.

(e)
 "Close-out Amount" means with respect to each Contract, the amount (expressed in U.S. Dollars or the U.S. Dollar Equivalent) calculated as payable by one party to the other upon Close-out of such Contract determined in accordance with the provisions of such Contract, or if no such provisions are specified, by following such procedures as the BNPP Entities determine in good faith are commercially reasonable and in accordance with industry practice.

(f)
 "Collateral" means all right, title and interest of Customer in and to (i)each deposit, custody, securities, commodity or other account maintained by Customer with a BNPP Entity (including, but not limited to, any or all Accounts); (ii) any cash, securities, commodity contracts, general intangibles and other property which may from time to time be deposited, credited, held or carried in any such account, that is due to Customer from a BNPP Entity, or that is delivered to or in the possession or control of a BNPP Entity or any of the BNPP Entities' agents and all security entitlements with respect to any of the foregoing; (iii) all of Customer's right, title or interest in, to or under any Contract, including obligations owed by a BNPP Entity (after any netting or set off, in each case to the extent enforceable, of amounts owed under such Contract); (iv) all of Customer's security interests (or similar interests) in any property of a BNPP Entity securing a BNPP Entity's obligations to Customer under any Contract; (v) any property of Customer in which the BNPP Entities is granted a security interest under any Contract or otherwise (howsoever held); (vi) all income and profits on any of the foregoing, all dividends, interest and other payments and distributions with respect to any of the foregoing, all other rights and privileges appurtenant to any of the foregoing, including any voting rights and any redemption rights, and any substitutions for any of the foregoing; and (vii) all proceeds of any of the foregoing, in each case whether now existing or owned by Customer or hereafter arising or acquired.

(g)
 "Contract" means this Agreement and the Committed Facility Agreement ("Committed Facility Agreement") between Customer and one or more of the BNPP Entities dated the date hereof, including in each case, the schedules, exhibits, and appendices thereto.

(h)
 "Default Action" means (i) to terminate, liquidate and accelerate any Contract, (ii) to exercise any right under any security relating to any Contract, (iii) to net or set off payments which may arise under any Contract or other agreement or under Applicable Law, (iv) to cancel any outstanding orders for the purchase or sale or borrowing or lending of any securities or other property, (v) to sell, apply or collect on any or all of the Collateral (either individually or jointly with others), (vi) to buy in any securities, commodities or other property of which any Account of Customer may be short, and (vii) to exercise any rights and remedies available to a secured creditor under any Applicable Law or under the NYUCC (whether or not the NYUCC is otherwise applicable in the relevant jurisdiction).

(i)
 "Force Majeure Event" means government restrictions, exchange or market actions or rulings, suspension of trading, war (whether declared or undeclared), terrorist acts, insurrection, riots, fires, floods, strikes, failure of utility or similar services, accidents, adverse weather or other events of nature (including but not limited to earthquakes, hurricanes and tornadoes) and any other conditions beyond the BNPP Entities' control and any event where any communications network, data processing system or computer system used by the BNPP Entities or Customer or by market participants is rendered wholly or partially inoperable.

(j)
 "Indemnified Losses" means any loss, claim, damage, liability, penalty, fine or excise tax (including any reasonable legal fees and expenses relating to any action, proceeding, investigation and preparation therefor) when and as incurred by the BNPP Entities (i) pursuant to authorized instructions received by the BNPP Entities' from Customer or its agents, (ii) as a consequence of a breach by Customer of any covenant, representation or warranty hereunder, (iii) in settlement of any claim or litigation relating to BNPP Entities' acting as agent for Customer or (iv) in connection with or related to any Account, this Agreement, any Contract, any transactions hereunder or thereunder, any activities or services of the BNPP Entities in connection with this Agreement or otherwise (including, without limitation, (A) any technology services, reporting, trading, research or capital introduction services or (B) any DK or disaffirmance of any transaction hereunder). "Indemnified Losses" shall (x) include without limitation any damage, loss, cost and expense that is incurred to put the BNPP Entities in the same economic position as they would have been in had a default (howsoever defined) under any Contract not occurred, or that arises out of any other commitment a BNPP Entity has entered into in connection with or as a hedge in connection with any transaction in relation to any Contract or related to an effort to mitigate any resulting loss to which a BNPP Entity is exposed because of a default (howsoever defined) under any Contract and (y) not include any losses of a BNPP Entity resulting directly from such BNPP Entity's gross negligence or willful misconduct.

(k)	"Market-Timing Investment Entities" means hedge funds, private investment funds or other companies or partnerships that engage in Market Timing Trading Activity.

(l)
 "Market-Timing Trading Activity" means (i) purchasing and selling, or exchanging, mutual fund or similar investment units to exploit short-term differentials in the prices of such funds or similar units and their underlying assets, and similar trading strategies or (ii) purchasing and selling, or exchanging mutual fund or similar investment units more than twice within a thirty-day period. Notwithstanding the above, the following shall not constitute "Market-Timing Trading Activity": (x) trading of money market funds, short-term bond funds or exchange-traded funds or (y) trading of mutual funds in the manner consistent with such fund's prospectus or other offering documents.

(m)
 "Obligations" means any and all obligations of Customer to a BNPP Entity arising at any time and from time to time under or in connection with any Contract (including but not limited to obligations to deliver or return Deliverable Collateral or other assets or property (howsoever described) under or in connection with any such Contract), in each case whether now existing or hereafter arising, whether or not mature or contingent.

(n)
 "Related Person" means principals, directors and officers (in such official capacity as principal, director or officer, as the case may be) of (i) Customer, (ii) Customer's investment manager or (iii) any person or entity for which Customer's investment manager acts as investment manager.

(o)	"Special Custody Account" means the Custody Account, as defined in the Special Custody and Pledge Agreement between BNPP PB, Inc., Customer and The Bank of New York Mellon.

(p)	"Taxes" means any taxes, levies, imposts, duties, charges, assessments or fees of any nature, including interest, penalties and additions thereto that are imposed by any taxing authority.

(q)
 "U.S. Dollar Equivalent" of an amount, as of any date, means: in respect of any amount denominated in a currency, including a composite currency, other than U.S. Dollars (an "Other Currency"), the amount expressed in U.S. Dollars, as determined by the BNPP Entities, that would be required to purchase such amount (where the BNPP Entities would require Customer to deliver such Other Currency in connection with a Contract) or would be received for the sale of such amount of such Other Currency (where the BNPP Entities would deliver such Other Currency to Customer in connection with a Contract), as of such date at the rate equal to the spot exchange rate of a foreign exchange agent (selected in good faith by the BNPP Entities) at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) or such later time as the BNPP Entities in their reasonable discretion shall determine.

19.	Software -

(a)
License: Use. Upon a BNPP Entity's delivering to Customer, or making available for use by Customer, any computer software or application, as such may be delivered, made available, and modified by a BNPP Entity from time to time in its sole discretion (the "Software"), the BNPP Entities grant to Customer a personal, non-transferable and non-exclusive license to use the Software solely for Customer's own internal and proper business purposes and not in the operation of a service bureau or other business outside of or in addition to Customer's ordinary course of business. The Software includes all associated "Information" as that term is used in this Section. The Software may include trade blotter functions, capital accounting functions, interfaces with other systems and accounting functions, a Customer website, and other software or communication or encryption systems that may be developed from time to time. Except as set forth herein, no license or right of any kind is granted to Customer with respect to the Software.

(b)
Ownership. Customer acknowledges that the BNPP Entities and their suppliers retain and have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. Customer further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefore) by a BNPP Entity or its suppliers. Customer may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. Customer shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments.

(c)
Limitation on Reverse Engineering, Decompilation and Disassembly. Customer shall not, nor shall it attempt to decompile, disassemble, reverse engineer, modify, or create derivative works from the Software.

(d)
Transfer. Customer may not, directly or indirectly, sell, rent, lease or lend the Software or provide any of the Software or any portion thereof to any other person or entity without the BNPP Entities' prior written consent. Customer may not copy or reproduce except to create a backup copy or to move the Software to a different computer.

(e)
Upgrades. The Software includes all updates or supplements to the Software and this Section 19 applies to all such updates or supplements, unless the BNPP Entities provide other terms along with the update or supplement.

(f)
Equipment. Customer shall obtain and shall maintain all equipment, software and services, including but not limited to computer equipment and telecommunications services, necessary for it to use the Software, and the BNPP Entities shall not be responsible for the reliability or availability of any such equipment, software or services.

(g)
Proprietary Information. The Software, any database and any proprietary data, processes, information and documentation made available to Customer (other than those that are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the BNPP Entities or their suppliers. Customer shall keep the Information confidential by using the same care and discretion that Customer uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Account Agreement, the PB Terms or the Software license granted herein for any reason, Customer shall return to the BNPP Entities any and all copies of the Information that are in its possession or under its control.

(h)	Support Services. Other than the assistance provided in the Information, the BNPP Entities do not offer any support services in connection with the Software.

(i)
DISCLAIMER OF WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BNPP ENTITIES AND THEIR SUPPLIERS PROVIDE THE SOFTWARE TO CUSTOMER, AND ANY (IF ANY) SUPPORT SERVICES RELATED TO THE SOFTWARE AS IS AND WITH ALL FAULTS; AND THE BNPP ENTITIES AND THEIR SUPPLIERS HEREBY DISCLAIM WITH RESPECT TO THE SOFTWARE AND SUPPORT SERVICES ALL WARRANTIES AND CONDITIONS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY (IF ANY) WARRANTIES, DUTIES OR CONDITIONS OF OR RELATED TO: MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, LACK OF VIRUSES, ACCURACY OR COMPLETENESS OF RESPONSES, RESULTS, WORKMANLIKE EFFORT AND LACK OF NEGLIGENCE. ALSO THERE IS NO WARRANTY, DUTY OR CONDITION OF TITLE, QUIET ENJOYMENT, QUIET POSSESSION, CORRESPONDENCE TO DESCRIPTION OR NON-INFRINGEMENT. THE ENTIRE RISK ARISING OUT OF USE OR PERFORMANCE OF THE SOFTWARE AND ANY SUPPORT SERVICES REMAINS WITH CUSTOMER.

(j)
EXCLUSION OF INCIDENTAL. CONSEQUENTIAL AND CERTAIN OTHER DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL THE BNPP ENTITIES OR THEIR SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS OR CONFIDENTIAL OR OTHER INFORMATION, FOR BUSINESS INTERRUPTION, FOR PERSONAL INJURY, FOR LOSS OF PRIVACY, FOR FAILURE TO MEET ANY DUTY INCLUDING OF GOOD FAITH OR OF REASONABLE CARE, FOR NEGLIGENCE, AND FOR ANY OTHER PECUNIARY OR OTHER LOSS WHATSOEVER) ARISING OUT OF OR IN ANY WAY RELATED TO THE USE OF OR INABILITY TO USE THE SOFTWARE, THE PROVISION OF OR FAILURE TO PROVIDE SUPPORT SERVICES, OR OTHERWISE UNDER OR IN CONNECTION WITH ANY PROVISION OF THIS SECTION 19, EVEN IN THE EVENT OF THE FAULT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT OR BREACH OF WARRANTY OF THE BNPP ENTITIES OR ANY SUPPLIER, AND EVEN IF THE BNPP ENTITIES OR ANY SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL ANY BNPP ENTITY OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, ACTS OF WAR OR TERRORISM, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

(k)
Security: Reliance: Unauthorized Use. Customer will cause all persons using the Software to treat all applicable user and authorization codes, passwords and authentication keys with extreme care, and Customer will establish internal control and safekeeping procedures to restrict the availability of the same to duly authorized persons only. No BNPP Entity shall be liable or responsible to Customer or any third party for any unauthorized use of the Software or of the user and authorization codes, passwords and authentications keys that may be used in connection with the Software.

(l)
Encryption. Customer acknowledges and agrees that encryption may not be available for any or all data or communications between Customer and a BNPP Entity. Customer agrees that a BNPP Entity may, at any time, deactivate any encryption features such BNPP Entity may in its sole discretion provide, without notice or liability to Customer.

(m)
Termination. Customer acknowledges and agrees that a BNPP Entity may, in its sole discretion, at any time, and without any notice or liability to Customer, suspend or terminate this license of the Software to Customer and deny Customer's access to and use of the Software.

(n)
Other Terms and Conditions. Customer shall comply with all other terms and conditions that may be posted by a BNPP Entity on any website or web page through which Customer accesses or uses the Software or that may otherwise be delivered in any form to Customer in connection with its use of the Software. The use by Customer of the Software constitutes Customer's acceptance of and agreement to be bound by all such other terms and conditions.

(o)	Compliance with Law. Customer shall comply with all Applicable Law applicable to Customer's use of the Software.